ASSIGNMENT OF INTELLECTUAL PROPERTIES

            THIS ASSIGNMENT OF INTELLECTUAL PROPERTIES, effective the 29th day of June, 1998, is between Immtech International, Inc., a Delaware corporation ("Assignor") and Criticare Systems, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

            A. Assignor is the owner of all right, title and interest in and to certain intellectual properties as specified below.

            B. The Assignor desires to assign all its right, title and interest in these properties to the Assignee and the Assignee desires to accept such assignment.

                                   AGREEMENTS

            In consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignee and Assignor agree as follows:

            1. Assignment of Patents and Inventions. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest in the patents and patent applications listed on Schedule A (the "Assigned Patent Rights"), including any continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions thereof, any U.S. patents or applications (including divisionals and continuation applications) owned or licensed to or by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover, encompass or are ancillary to the "Materials," "Progeny," "Immtech Biomaterials," "Immtech Technology" or "Immtech Improvements" thereto (as such terms are defined in the Material Transfer and Option Agreement between Sigma Diagnostics, Inc. and Immtech dated March 23, 1998 (a copy of which is attached hereto as Exhibit A) (the "Sigma Agreement") and any corresponding or related foreign applications owned or licensed by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover or encompass or are ancillary to the Materials Progeny, Immtech Biomaterials, Immtech Technology or Immtech Improvements thereto.

            2. Assignment of Trade Secrets. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to all trade secrets, unfiled patent or invention disclosures, confidential information and know-how related to the Assigned Patent Rights.

            3. Assignment of Copyrights. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to any copyrightable works, copyright registrations and applications for copyright registration related to the Assigned Patent Rights, including without limitation all of the exclusive rights listed in 17 U.S.C. ss. 106 and any copyright renewal and extension terms available for any such registrations in the United States and all foreign countries, and in and to any copyright registrations that may result from such applications.

            4. Assignment of Accrued Enforcement Rights. The Assignor assigns and contributes to the Assignee any causes of action for infringement or unauthorized use of any of the intellectual properties specified in Paragraphs 1 through 3 above that may have accrued prior to the execution date of this Agreement.

            5. Further Assurances. The Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications for patents or registration of the intellectual property assigned pursuant to this Assignment; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the intellectual property assigned pursuant to this Assignment; and (3) in the implementation or perfection of this Assignment.

                [Signatures and notarizations on following page.]

            IN WITNESS WHEREOF, we have hereunto set our hands and seal.

            For ASSIGNOR, Immtech International, Inc.:


                                        BY: /s/ T. Stephen Thompson
                                            ------------------------------------
                                            Printed name: T. Stephen Thompson
                                                   Title: President & CEO

State of Wisconsin )
                   :  SS
Milwaukee County   )

            On this 26th day of June, 1998, before me appeared T. Stephen Thompson to me personally known, who being by me duly sworn, did say that he is Pres/CEO of Immtech International, Inc. and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                        Kathleen D. Mintner
                                        ----------------------------------------
          [Seal]                        Notary Public, State of Wisconsin
                                        My commission 9/30/2001

            For ASSIGNEE, Criticare Systems, Inc.:


                                        BY: /s/ Gerhard vondeer Ruhr
                                            ------------------------------------
                                            Printed name: Gerhard von der Ruhr
                                                   Title: President

State of Wisconsin )
                   :  SS
Milwaukee County   )

            On this 29th day of June, 1998, before me appeared Gerhard von der Ruhr to me personally known, who being by me duly sworn, did say that he is President of Criticare Systems, Inc, and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                        [ILLEGIBLE]
                                        ----------------------------------------
          [Seal]                        Notary Public, State of Wisconsin
                                        My commission is permanent

                                   SCHEDULE A

                         PATENTS AND PATENT APPLICATIONS

United States Patent No. 5,484,735                     Issued 1/16/96
United States Patent No. 5,702,904                     Issued 12/30/97
United States Application Ser. No. 07/397,781-CIP      Filed 8/23/89
United States Application Ser. No. 07/765,169          Filed 9/25/91
Application Ser. No. PCT/US90/04666                    Filed 8/17/90
Application Ser. No. 90913261.5 (EPO)                  Filed 8/17/90
Application Ser. No. 2-512516 (Japan)                  Filed 8/17/90
Application Ser. No. PCT/US92/08136                    Filed 9/25/92
United States Application Ser. No. 08/008,126          Filed 1/22/93
United States Application Ser. No. 08/068,525-CIP      Filed 5/27/93
United States Application Ser. No. 08/151,073-CIP      Filed 11/12/93
Application Ser. No. 27577/92 (Australia)              Filed 9/25/92
Application Ser. No. 2119651 (Canada)                  Filed 9/25/92
Application Ser. No. 92921176.1 (EPO)                  Filed 9/25/92
Application Ser. No. 5-506376 (Japan)                  Filed 9/25/92
United States Application Ser. No. 08/272,852          Filed 7/6/94